EXHIBIT 99.1

Hearing Date and Time: November 30, 2011 at 10:00 a.m. (Prevailing Eastern Time)
Objection Date and Time:  November 23, 2011 at 4:00 p.m. (Prevailing Eastern Time)

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Lori R. Fife

Attorneys for Debtors
and Debtors in Possession

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK	x
:
In re	:	Chapter 11 Case No.
:
LEHMAN BROTHERS HOLDINGS INC., et al.,	:	08-13555 (JMP)
:
Debtors.	:	(Jointly Administered)
x

NOTICE OF DEBTORS’ MOTION PURSUANT TO
SECTIONS 105 AND 363 OF THE BANKRUPTCY CODE FOR AUTHORIZATION
TO MONETIZE EQUITY INTERESTS IN NEUBERGER BERMAN GROUP LLC

PLEASE TAKE NOTICE that a hearing on the annexed motion (the “Motion”) of Lehman Brothers Holdings Inc. and its affiliated debtors in the above-captioned chapter 11 cases, as debtors and debtors in possession (collectively, the “Debtors”), pursuant to sections 105 and 363 of title 11 of the United States Code, for authorization to monetize the equity interests in Neuberger Berman Group LLC, as more fully described in the Motion, will be held before the Honorable James M. Peck, United States Bankruptcy Judge, at the United States Bankruptcy Court, Alexander Hamilton Customs House, Courtroom 601, One Bowling Green, New York, New York 10004 (the “Bankruptcy Court”), on November 30, 2011 at 10:00 a.m. (Prevailing Eastern Time) (the “Hearing”).
PLEASE TAKE FURTHER NOTICE that objections, if any, to the Motion shall be in writing, shall conform to the Federal Rules of Bankruptcy Procedure, shall set forth the name of the objecting party, the basis for the objection and the specific grounds thereof, shall be filed with the Bankruptcy Court electronically in accordance with General Order M-242 (which can be found at www.nysb.uscourts.gov) by registered users of the Bankruptcy Court’s case filing system and by all other parties in interest, on a 3.5 inch disk, preferably in Portable Document Format (PDF), WordPerfect, or any other Windows-based word processing format (with two hard copies delivered directly to Chambers), and shall be served upon:  (i) the chambers of the Honorable James M. Peck, One Bowling Green, New York, New York 10004, Courtroom 601; (ii) Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attn:  Lori R. Fife, Esq., attorneys for the Debtors; (iii) the Office of the United States Trustee for the Region 2, 33 Whitehall Street, 21st Floor, New York, New York 10004 Attn:  Tracy Hope Davis, Esq., Andrea B. Schwartz, Esq., and Elisabetta Gasparini, Esq.; (iv) Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, Attn:  Dennis F. Dunne, Esq., Evan Fleck, Esq. and Dennis O’Donnell, Esq., attorneys for the Official Committee of Unsecured Creditors appointed in these cases; and (v) Proskauer Rose LLP, 1585 Broadway, New York, New York, 10036, Attn:  Jeffrey W. Levitan, Esq., attorneys for Neuberger Berman Group LLC, so as to be so filed and received by no later than November 23, 2011, at 4:00 p.m. (prevailing Eastern Time) (the “Objection Deadline”).
PLEASE TAKE FURTHER NOTICE that if an objection to the Motion is not received by the Objection Deadline, the relief requested shall be deemed unopposed, and the Bankruptcy Court may enter an order granting the relief sought without a hearing.

2

PLEASE TAKE FURTHER NOTICE that objecting parties are required to attend the Hearing, and failure to appear may result in relief being granted or denied upon default.

Dated:	November 9, 2011
New York, New York
/s/ Lori R. Fife
Lori R. Fife

WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007 Attorneys for Debtors and Debtors in Possession

3

Hearing Date and Time: November 30, 2011 at 10:00 a.m. (Prevailing Eastern Time)
Objection Date and Time:  November 23, 2011 at 4:00 p.m. (Prevailing Eastern Time)

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Lori R. Fife

Attorneys for Debtors
and Debtors in Possession

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK	x
:
In re	:	Chapter 11 Case No.
:
LEHMAN BROTHERS HOLDINGS INC., et al.,	:	08-13555 (JMP)
:
Debtors.	:	(Jointly Administered)
x

DEBTORS’ MOTION PURSUANT TO SECTIONS 105 AND 363
OF THE BANKRUPTCY CODE FOR AUTHORIZATION TO
MONETIZE EQUITY INTERESTS IN NEUBERGER BERMAN GROUP LLC

TO THE HONORABLE JAMES M. PECK
UNITED STATES BANKRUPTCY JUDGE:

Lehman Brothers Holdings Inc. (“LBHI”) and its affiliated debtors in the above-referenced chapter 11 cases, as debtors and debtors in possession (collectively, the “Debtors”), file this Motion and respectfully represent:
Preliminary Statement
1. As previously disclosed, prior to the commencement of these cases, LBHI began exploring opportunities to realize the value of its Neuberger Berman and associated investment management business which was wholly owned by LBHI and certain of its subsidiaries.  Following the commencement of the chapter 11 cases, LBHI designed and implemented a sale process to preserve this valuable, but highly sensitive, collection of assets.  LBHI initially negotiated and executed a stalking-horse offer in October 2008, with significant conditions precedent to closing, that would have yielded approximately $745 million if consummated.  In December 2008, LBHI developed an alternative strategy for a management-led joint venture that ultimately resulted in a higher and better offer.  Pursuant to that transaction, which was consummated in May 2009, LBHI and certain of its non-Debtor affiliates (the “Sellers”) were issued 93% of the preferred equity, which has a face value of approximately $814 million, and 49% of the common equity in a newly-formed company, Neuberger Berman Group LLC (“NBG”), which acquired substantially all of the Neuberger Berman and associated investment management business.
2. As the chapter 11 cases have progressed, and over the course of recent months, the Sellers negotiated with NBG to monetize the Sellers’ equity positions in NBG through a series of redemptions, on the terms and subject to the conditions outlined in the term sheet attached hereto as Exhibit A (the “Term Sheet”).  The series of proposed transactions would result in (a) a redemption at par of the Sellers’ preferred equity in NBG, (b) a potential repurchase of a portion of the Sellers’ common equity in NBG at closing, and (c) a defined path to monetize the Sellers’ remaining common equity in NBG, including mandatory annual repurchases and a defined timeline by which all common equity must be repurchased.  The proposed transaction is expected to generate in excess of approximately $845 million at closing from the redemption of and final dividend on the Sellers’ preferred equity in NBG.  In addition, concurrent and future repurchases of common equity are expected to yield approximately $300 million to $450 million or more of proceeds.  Inclusive of approximately $160 million in preferred dividends and tax distributions that the Sellers have already received, the Sellers stand to recognize approximately $1.3 billion to $1.5 billion in aggregate proceeds from their investment in NBG through the time of closing.  Sellers will also receive additional future proceeds in respect of the Sellers’ common equity stake in NBG.  Combined, Sellers expect to realize almost double what might have been received had the original, stalking-horse bid been pursued.
3. The proposed monetization of LBHI’s investment is in the best interests of LBHI’s estate.  It will generate immediate liquidity, enabling LBHI to make larger distributions to its creditors at an earlier time.  At the same time, LBHI will be able to benefit from future increases in value of NBG’s common equity.  LBHI should be authorized to consummate the proposed refinancing transactions described below.
Background
4. Commencing on September 15, 2008 and periodically thereafter, LBHI and certain of its subsidiaries commenced with this Court voluntary cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).  The Debtors’ chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”).  The Debtors are authorized to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.
5. On September 17, 2008, the United States Trustee for Region 2 (the “U.S. Trustee”) appointed the statutory committee of unsecured creditors pursuant to section 1102 of the Bankruptcy Code (the “Creditors’ Committee”).
6. On September 1, 2011, the Debtors filed their Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors, ECF No. 19628 (the “Plan”), and the Debtors’ Disclosure Statement for the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and Its Affiliated Debtors Pursuant to Section 1125 of

the Bankruptcy Code, ECF No. 19629 (the “Disclosure Statement”).  The Court approved the Disclosure Statement and voting procedures with respect to the Plan later that day, ECF No. 19631.  On September 15, 2011, the Court entered an order approving a modification to the Disclosure Statement, ECF No. 20016.
7.   Additional information regarding the Debtors’ businesses, capital structures, and the circumstances leading to the commencement of these chapter 11 cases is contained in the Disclosure Statement.
Jurisdiction
8. This Court has subject matter jurisdiction to consider and determine this matter pursuant to 28 U.S.C. §1334.  This is a core proceeding pursuant to 28 U.S.C. §157(b).
Relief Requested
9. Pursuant to sections 105 and 363 of the Bankruptcy Code and Bankruptcy Rule 6004, LBHI seeks authority to enter into any and all agreements and consummate any and all transactions in connection with the refinancing of NBG in a manner consistent with the Term Sheet.
Lehman’s Current Investment in NBG
10. Pursuant to this Court’s order, dated December 22, 2008 (the “Sale Order”), and that certain Unit Purchase Agreement, dated as of December 1, 2008 (as amended by Amendments dated December 19, 2008 and May 4, 2009), the Sellers sold, transferred, and assigned to NBG a substantial portion of the investment management business formerly owned and conducted by the Sellers, including the equity business, the fixed income business, parts of the hedge fund of funds and single manager businesses, the private funds investment group of private equity business, and certain assets related to the Asian and European asset management businesses.

11. In consideration for the transfer, NBG issued to the Sellers preferred equity representing approximately 93% of the total preferred equity issued and outstanding in NBG (the “Preferred Interests”) and common equity representing approximately 49% of the total common equity issued and outstanding in NBG (the “Common Interests”).  Pursuant to the Sale Order, the Preferred Interests and the Common Interests (together, the “Equity Interests”) were issued to LBHI on behalf of all of the Sellers.  See Sale Order ¶ 25.  Currently, LBHI owns 15.289% of the Equity Interests; the ownership of the remaining Equity Interests is held by the other non-Debtor Sellers.  NBG issued the remaining preferred and common equity in NBG to NBSH Acquisition, LLC (“NBSH”), a Delaware limited liability company formed by certain senior managers of the transferred business.  All interests in NBSH are owned by current or former employees and directors of NBG.
12. Pursuant to the transaction that was consummated, the Sellers retained certain corporate governance rights with respect to NBG, including, among others: (i) the right to appoint two directors to its Board of Directors; (ii) consent rights with respect to, among other things, the declaration and/or payment of dividends, any purchase, redemption or other acquisition of any common equity, any sale of all or substantially all of the assets, and initiation of an initial public offering; and (iii) certain pro rata pre-emptive rights regarding certain issuances of interests in NBG.1

_____________________
1 The terms and conditions relating to the preferred and common equity in NBG and the corporate governance arrangements are set forth in that certain Second Amended and Restated Limited Liability Company Agreement of Neuberger Berman Group LLC, dated as of May 4, 2009 (as amended by the Amendments dated May 1, 2010 and May 19, 2011).

The Proposed Transactions2

13. The Debtors worked closely with their advisors, including Lazard, and those of the Creditors’ Committee in formulating the Term Sheet and negotiating, at arm’s-length, with NBG.  As a result, the relief requested herein is supported by the Creditors’ Committee.
14. As set forth in more detail in the Term Sheet, subject to NBG obtaining third-party financing (the “New Debt”) which, along with available cash, will be sufficient to repurchase all of the Preferred Interests from the Sellers, NBG will repurchase all of the Preferred Interests from the Sellers using such funds.3  The Sellers and NBSH will agree to a retroactive reduction of the preferred dividend for 2011, to a level approximating the average rate of the New Debt.  NBSH will receive cash for its vested preferred equity in NBG and an  interest-bearing promissory note for its non-vested preferred equity in NBG.
15. NBG will also be entitled to purchase up to 20% of the outstanding common interests of NBG from the Sellers as of the date of the closing at an agreed valuation.  Each year thereafter, a portion of NBG’s excess cash flow will be used to purchase a portion of the Sellers’ remaining Common Interests, and NBG may purchase additional Common Interests from the Sellers, which purchases will be subject to an annual aggregate cap equal to 25% of the Common Interests held by the Sellers after the initial repurchases of Common Interests from the

_____________________
2  This summary is qualified in its entirety by the terms set forth in the Term Sheet and is intended to be used for information purposes only.  It shall not, in any way, affect the meaning or interpretation of the Term Sheet, which, in the event of any conflict or inconsistency, shall govern.

3 To the extent that NBG redeems a portion of the Preferred Interests prior to consummation of the proposed transactions, the terms of the proposed transaction (including the sources of funds) will be adjusted to take into account such redemption.

Sellers.  Subject to certain limited exceptions, the purchase price for the Common Interests will be determined based on the average of two annual valuations: one performed by a firm to be selected by the Sellers and the other performed by a firm selected by NBG’s board of directors.  Assuming NBG maximizes its repurchase rights each year up to the 25% annual aggregate cap, the Sellers will be fully monetized by as early as December 31, 2016.  If NBG does not maximize its repurchase rights, the proposed transactions provide for a mechanism to ensure that the Sellers will be able to monetize their remaining Common Interests no later than six months following April 1, 2018 and as early as fifteen months following December 31, 2015.  Because the proposed transactions will be consummated periodically over time, aggregate proceeds to the Sellers are not currently calculable.
16. The Sellers will agree to changes to their governance and other related rights in light of their continuing reduction in ownership stake and defined exit path.  The Sellers will retain their two seats on the NBG Board of Directors until their Common Interests are less than 15% of the total common equity of NBG and retain one Board seat for as long as they retain any remaining Common Interests.  The Sellers will retain core protections on the value of their remaining Common Interests, including certain pre-emptive rights, certain veto rights on employee issuances above a pre-agreed-upon annual basket, protections on additional debt incurrence, and veto rights on dividends for as long as they retain any remaining Common Interests.
The Relief Requested is Warranted and in the Best Interests of LBHI
17. The Debtors believe, in their business judgment, that the monetization of the Sellers’ Equity Interests in accordance with the Term Sheet will maximize the value of such interests for the benefit of the Debtors’ creditors.

18. Section 363 of the Bankruptcy Code provides, in relevant part, “that a debtor, after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the estate.”  11 U.S.C. § 363(b)(1).  Although section 363 of the Bankruptcy Code does not set forth a standard for determining when it is appropriate for a court to authorize the use, sale or disposition of a debtor’s assets, courts in the Second Circuit and others, in applying this section, have required that the transaction be based upon the sound business judgment of the debtor.  See In re Chateaugay Corp., 973 F.2d 141 (2d Cir. 1992) (holding that a judge reviewing a section 363(b) application must find from the evidence presented a good business reason to grant such application); Committee of Equity Security Holders v. Lionel Corp. (In re Lionel Corp.), 722 F.2d 1063, 1071 (2d Cir. 1983) (same).  It is generally understood that “[w]here the debtor articulates a reasonable basis for its business decisions (as distinct from a decision made arbitrarily or capriciously), courts will generally not entertain objections to the debtor’s conduct.”  In re Johns-Manville Corp., 60 B.R. 612, 616 (Bankr. S.D.N.Y. 1986).  If a valid business justification exists, there is a strong presumption that “the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the company.”  In re Integrated Res., Inc., 147 B.R. 650, 656 (S.D.N.Y. 1992) (quoting Smith v. Van Gorkom, 488 A.2d 858, 872 (Del. 1985)), appeal dismissed, 3 F.3d 49 (2d Cir. 1993).  The burden of rebutting this presumption falls to parties opposing the proposed exercise of a debtor’s business judgment. Id. (citing Aronson v. Lewis, 473 A.2d 805, 812 (Del. 1984)).  Once a court is satisfied that there is a sound business justification for the proposed use or sale, the court must then determine whether (i) the debtor has provided the interested parties with adequate and reasonable notice, (ii) the sale price is fair and reasonable, and (iii) the purchaser is proceeding in good faith. See, e.g., In re Betty Owens

Sch., 1997 U.S. Dist. Lexis 5877 (S.D.N.Y. 1997); accord In re Delaware and Hudson Ry. Co., 124 B.R. 169, 176 (D. Del. 1991).
19. Bankruptcy Rule 6004(f)(1) provides that “[a]ll sales not in the ordinary course of business may be by private sale or by public auction.”  Courts often allow a chapter 11 debtor to sell assets outside the ordinary course of business by private sale when the debtor demonstrates that the sale is permissible pursuant to section 363(b) of the Bankruptcy Code. See, e.g., In re Loral Space & Communications Ltd., et al., Case No. 03-41710 (RDD) (Bankr. S.D.N.Y. Sep. 30, 2005); In re International Wire Group, Inc., et al., Case No. 04-11991 (BRL) (Bankr. S.D.N.Y. June 10, 2004); Palermo v. Pritam Realty, Inc. (In re Pritam Reality, Inc.), 233 B.R. 619 (D.P.R. 1999) (upholding the bankruptcy court’s approval of a private sale conducted by a chapter 11 debtor); In re Wieboldt Stores, Inc., 92 B.R. 309 (N.D. Ill. 1988) (affirming right of chapter 11 debtor to transfer assets by private sale); In re Condere Corp., 228 B.R. 615 (Bankr. S.D. Miss. 1998) (approving a private sale of a chapter 11 debtor’s assets where the standards of section 363(b) were met).
20. The proposed transactions will facilitate the Debtors’ dual goals of accelerating and maximizing distributions to creditors upon consummation of the Plan.  The Preferred Interests will be redeemed at par.  Redemption and sale of the Common Interests pursuant to the mechanisms described in the Term Sheet provides an optimal framework to maximize value of the Common Interests over a reasonable timeframe.
Sale Free and Clear of Liens, Claims, Encumbrances, and Interests
21. The Equity Interests will be redeemed or sold free and clear of any interest of any entity.  Pursuant to section 363(f) of the Bankruptcy Code, a debtor in possession may sell property of the estate “free and clear of any interest in such property of an entity other than the estate” if applicable nonbankruptcy law permits the sale of such property free and clear of such interest, if such entity consents, if such interest is a lien and the price at which such property is to be sold is greater than the aggregate value of all liens on such property, if such interest is in bona fide dispute, or if such entity could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such interest.  11 U.S.C. § 363(f)(1) – (5).  Because section 363(f) of the Bankruptcy Code is written in the disjunctive, satisfaction of any one of its five requirements will suffice to permit the sale of the Equity Interests “free and clear” of liens and interests.”  See In re Dura Automotive Sys., Inc., 2007 Bankr. LEXIS 2764, * 264 (Bankr. D. Del. Aug. 15, 2007).  Although the Debtors do not believe that the Equity Interests are subject to any liens, claims or encumbrances in favor of any third-parties, the Debtors believe that they satisfy one or more of the conditions set forth in section 363(f).
The Sale of the Equity Interests Contemplated By the Term Sheet
Will Be the Product of Good Faith and Provides for Fair Consideration
22. Section 363(m) of the Bankruptcy Code protects a good-faith purchaser’s interest in property purchased from the debtor notwithstanding that the sale conducted under section 363(b) is later reversed or modified on appeal.  Specifically, section 363(m) states that:
The reversal or modification on appeal of an authorization under [section 363(b)] … does not affect the validity of a sale … to an entity that purchased … such property in good faith, whether or not such entity knew of the pendency of the appeal, unless such authorization and such sale … were stayed pending appeal.

11 U.S.C. § 363(m).  Section 363(m) “fosters the ‘policy of not only affording finality to the judgment of the bankruptcy court, but particularly to give finality to those orders and judgments upon which third parties rely.’”  In re Chateaugay Corp., 1993 U.S. Dist. Lexis 6130, *9 (S.D.N.Y. 1993) (quoting In re Abbotts Dairies of Penn., Inc., 788 F.2d 143, 147 (3d Cir. 1986)).  See also Allstate Ins. Co. v. Hughes, 174 B.R. 884, 888 (S.D.N.Y. 1994) (“Section 363(m) . . . provides that good faith transfers of property will not be affected by the reversal or modification on appeal of an unstayed order, whether or not the transferee knew of the pendency of the appeal”); In re Stein & Day, Inc., 113 B.R. 157, 162 (Bankr. S.D.N.Y. 1990) (“pursuant to 11 U.S.C. § 363(m), good faith purchasers are protected from the reversal of a sale on appeal unless there is a stay pending appeal”).
23. The proposed transactions are the product of arm’s-length, good faith negotiations between the Sellers and NBG.  Each side was represented in connection with the negotiations by independent counsel and financial advisors.  Accordingly, NBG is a good-faith purchaser entitled to the protections of section 363(m) of the Bankruptcy Code.
Notice
24. No trustee has been appointed in these chapter 11 cases.  The Debtors have served notice of this Motion on (i) the U.S. Trustee; (ii) the attorneys for the Creditors’ Committee; (iii) the Securities and Exchange Commission; (iv) the Internal Revenue Service; (v) the United States Attorney for the Southern District of New York; and (vi)  all other parties entitled to notice in accordance with the procedures set forth in the second amended order entered on June 17, 2010 governing case management and administrative procedures for these cases, ECF No. 9635.  The Debtors submit that no other or further notice need be provided.

25. No previous request for the relief sought herein has been made by the Debtors to this or any other court.
WHEREFORE the Debtors respectfully request that the Court grant the relief requested herein and such other and further relief as it deems just and proper.

Dated:	November 9, 2011
New York, New York
/s/ Lori R. Fife
Lori R. Fife

WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007 Attorneys for Debtors and Debtors in Possession

EXHIBIT A

Term Sheet

Summary of Transaction Terms: Neuberger Berman Refinancing

1.	Second Amended and Restated Limited Liability Company Agreement of Neuberger Berman Group LLC, as amended

(a)
NBSH Acquisitions, LLC (“NBSH”), Lehman Brothers Holdings Inc. (“LBHI”) and certain subsidiaries of LBHI (together with LBHI, the “LBHI Parties” and collectively with NBSH and LBHI, the “LLC Parties”) are party to that certain Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of Neuberger Berman Group LLC (the “Company”) dated as of May 4, 2009, as amended as of May 1, 2010 and on May 18, 2011.  The LLC Agreement and the amending documents are attached as Exhibit A.

(b)
The LLC Parties desire to undertake the transactions described below and to amend and restate the LLC Agreement and any related agreements (including entry into new agreements) to reflect the terms set forth below.

2.	Initial Transactions – New Debt, Redemption of Preferred Units and Purchase of Class A Units

(a)
As a condition precedent to the transactions contemplated by this Summary of Transaction Terms, the Company will raise debt in the form of bank and/or bond securities (the “New Debt”) in an amount 1 which, along with existing cash on the balance sheet of the Company, will be sufficient to redeem all of the LBHI Parties’ preferred units in the Company and all of NBSH’s vested preferred units in the Company and will be used for such redemption.  The LLC Parties currently anticipate that the principal amount of the New Debt will be approximately $720 million and that approximately $125 million of existing cash on the balance sheet will be used for these purposes; however the actual amounts of New Debt and cash on the balance sheet required for these purposes may change prior to the Closing.

(b)
The Company will redeem unvested preferred units held by NBSH in exchange for an interest-bearing note at LIBOR + 300 basis points.  The terms of the note will include a payment schedule that mirrors the vesting schedule of the preferred units that are held by the employees of the Company.

(c)
In connection with the closing of the redemption all of the LBHI Parties’ preferred units in the Company and all of NBSH’s vested preferred units in the Company (the “Closing”), the Company will have the option to purchase Class A units in the Company from the LBHI Parties at the Agreed Valuation (as defined below) as of December 31, 2011 (the “Initial Valuation”); provided, however, that the number of Class A units purchased in connection with the Closing shall not exceed 20% of the aggregate common units of the Company (i.e., Class A units, Class B units and Profits Interest units) outstanding immediately prior to Closing (the “Closing Cap”).  If the Company intends to purchase Class A units in connection with the Closing, the Company will provide a written notice to the LBHI Parties within 30 days following the Closing which indicates the number of Class A units to be purchased in connection with the Closing based upon the Initial Valuation.  See Section 6 for the process for the determination of the Agreed

_____________________________
1 Subject to Section 12(b), amount of New Debt and mix of bank and bond securities to be determined at NB’s Board discretion in order to optimize execution.

Valuation and Section 8 for the timetable for the purchases of  Class A units made in connection with the Closing based upon the Initial Valuation.

3.	Reset of Annual Rate of Return on Preferred Units

(a)
Concurrent with the Closing, the annual rate of return on the preferred units in the Company (including preferred units held by NBSH) shall be reset as of January 1, 2011 (the “Reset Date”) to the implied effective weighted average cost of the New Debt.  Any preferred return paid by the Company prior to the Closing that exceeds the new rate of return and which relates to the period after the Reset Date shall be returned to the Company.

(b)	If the Closing does not occur prior to or on February 29, 2012, the retroactive adjustment to the annual rate of return will only apply for the calendar year of 2011.

4.	Purchase of Class A Units After the Closing using Excess Cash Flow

(a)
The Company is obligated to redeem Class A units held by the LBHI Parties using its excess cash flow (“ECF”), as of December 31 of the preceding year, as follows; provided that the Company may not purchase more than 25% of the Class A units held by the LBHI Parties immediately after the Closing (taking into account any purchases and commitments of Class A units made in connection with the Closing based upon the Initial Valuation) in any calendar year after the Closing (i.e., beginning with the December 31, 2012 valuation) (the “Post-Closing Annual Cap”):

Senior Secured Term Loan Leverage Level	% ECF Sweep to Redeem LBHI Equity
≥1.5x	25
<1.5x – ≥1.0x	75
<1.0x	100

Leverage levels and excess cash flow sweep ratios and percentages are subject to further negotiation with the lenders (but ECF sweep ratios and percentages to redeem equity owned by the LBHI Parties will not increase).

(b)
ECF will be calculated net of (i) payments to terminated and retired employees  (provided that in no event will such payments to terminated and retired employees for a calendar year exceed the aggregate amount paid to the LBHI Parties for Class A units in the applicable year (whether using ECF or otherwise)), (ii) tax distributions and (iii) mandatory debt amortization payments, and otherwise to be on market terms and duplicative of the excess cash flow definition applied to the bank debt (if any).  If there is no ECF definition in the New Debt documentation, the definition will be agreed to by the Company and the LBHI Parties.

(c)
On March 31 of each year, the Company must (subject to the Post-Closing Annual Cap) apply the applicable percentage of ECF to repurchase Class A units held by the LBHI Parties at the Agreed Valuation (as defined below).  The Company must purchase the applicable number of Class A units from the LBHI Parties and the LBHI Parties must sell the applicable number of Class A units to the Company, in each case at the Agreed Valuation  determined as of December 31 of the preceding year.

2

5.	Additional Optional Purchase of Class A Units After the Closing

(a)
The Company has the option to purchase Class A units from the LBHI Parties at the Agreed Valuation after the Closing (in addition to those purchased using ECF pursuant to Section 4) subject to the Post-Closing Annual Cap.  The timetable for the purchases is set forth in Section 8.

(b)
The purchase price for any Class A units purchased by the Company as contemplated in Section 2(c) and this Section 5 may be financed through proceeds raised from new equity issued to NBSH.  In such event, the Company will use cash from, or cash that would otherwise be paid (currently or in the future) to, employees who commit to purchase or receive, as the case may be, equity (in the amount of the commitment that was made) (such commitments, the “Employee Commitments”).

6.	Purchase Price and Valuation for Class A Units

The “Agreed Valuation,” is an amount equal to the greater of (i) the Valuation Agent Value (as defined below) and (ii) the Employee Repurchase Value (as defined below).

(a)
“Valuation Agent Value” means the average valuation/price provided by two valuation agents engaged by the Company, each providing an independent valuation as of December 31 of the year preceding the purchase.

(b)
One valuation agent shall be selected by NBG and one valuation agent shall be selected by the LBHI Parties.  Each of NBG and the LBHI Parties shall have the right to replace the valuation agent it selected if such valuation agent is (A) no longer competent or able to value an asset management business or (B) develops a material conflict of interest which cannot be addressed through the implementation of appropriate procedures (such as screening measures or other ethical barriers), in each case, subject to the consent of the other party as to the newly selected valuation agent solely as it relates to the competency of such agent in valuing an asset management business and/or material conflicts of interest raised by the potential engagement of such agent to provide such services, and in any event which consent may not be unreasonably withheld.

(c)
Each of the valuation agents will be instructed to (A) structure the valuation to ensure that value is properly allocated between units that have different rights and entitlement to the Company’s profits and distributions, including without limitation differences between common units and profits interest units and any distribution thresholds applicable to any such units, (B) value material acquisitions and joint ventures in accordance with the terms outlined in Appendix 1 to the extent applicable, (C) apply only a single, 20% percentage discount for any minority, liquidity or non-control considerations to the estimated equity value of the Company except as otherwise provided in this Summary of Transaction Terms (including pursuant to Section 10 and Sections 1(e), 1(f) and 1(g) of Appendix 1) (the “Specified Discount”), (D) deliver the valuation report for December 31 of any year no later than March 31 of the following year (the “Valuation Delivery Date”) and (E) disregard any tax-related reserves that are established in connection with or as a result of the transactions contemplated by this Summary of Transaction Terms.

(d)
The Company shall deliver requested documentation in a timely manner to the valuation agents to enable delivery of a valuation by the Valuation Delivery Date.  The budget used for the valuation must be approved by the board of directors of the Company (the

3

“Board”).  The Company shall deliver an annual budget to the Board for their approval by December 31 of each year.

(e)	The Company will pay the fees of both valuation agents, subject to a cap of $125,000 per year on the cost of the valuation agent selected by the LBHI Parties.

7.	Employee Repurchases

(a)
For purposes of this Summary of Transaction Terms, “Employee Repurchase Value” means the price paid to retiring or terminated employees for their Class B units in the applicable year based on the valuation process set forth in the LLC Agreement for the purchase of employee equity or as otherwise instructed by the Board.

(b)
In no event shall the aggregate amount paid to the LBHI Parties for Class A units (whether for purchases using the ECF sweep or other optional purchases or redemptions of common equity by the Company) in any calendar year be less than the aggregate  payments to terminated and retired employees for their equity (other than preferred units) in the applicable year, subject to the Post-Closing Annual Cap (unless the Post-Closing Annual Cap is waived in the sole discretion of the LBHI Parties).

8.	Timeline for Payments and Purchases of Equity

(a)
All purchases and redemptions of equity from the LBHI Parties by the Company contemplated by this Summary of Transaction Terms (including purchases and commitments for purchases of Class A units made in connection with the Closing based upon the Initial Valuation) will be expressly permitted under the documentation for the New Debt (including, for example, any incurrence of debt by the Company to fund).  All purchases and redemptions of equity by the Company shall be effected in accordance with the following timeline in any applicable year:

Required purchase of equity using ECF

(i)
March 31: The Company shall use ECF calculated as of December 31 of the preceding year (as set forth in Section 4) to purchase Class A units from the LBHI Parties at the Agreed Valuation, subject to the Post-Closing Annual Cap (for the avoidance of doubt, the Post-Closing Annual Cap does not apply to purchases based upon the Initial Valuation, which are subject to the Closing Cap).

Optional purchase of equity

(ii)
All purchases and commitments for purchases of Class A units from the LBHI Parties made by the Company in connection with the Closing based upon the Initial Valuation are subject to the following terms and timeline:

A.
Later of (x) Closing date + 1 Month and (y) Valuation Delivery Date + 1 Month (such date, the “Closing Commitment Date”): A commitment notice from the Company to purchase Class A units from the LBHI Parties is due.  Payment for all purchases based on such commitments shall be delivered on the Closing Commitment Date, provided that, at the election of the Company, all (or any portion of) the payments for purchases based on Employee Commitments may be delivered on a quarterly basis as set forth in Section 8(a)(ii)(B) below.

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B.
Payments for purchases based on Employee Commitments which the Company elects to pay quarterly as permitted in Section 8(a)(ii)(A) above to be delivered on the following dates: (i) Closing Commitment Date, and  (ii) the last day of each calendar quarter of the year in which the Closing Commitment Date occurs.

C.	All purchases based on Employee Commitments are to be paid with an interest rate of LIBOR + 350 basis points applied from January 1 of the year in which the Closing occurs.

(iii)
All purchases and commitments for purchases of Class A units from the LBHI Parties made by the Company (other than in connection with the Closing based upon the Initial Valuation or the required purchase of Class A units using ECF a set forth in Section 8(a)(i) above) are subject to the following terms and timeline of any applicable year:

A.
Valuation Delivery Date + 1 Month: A commitment notice from the Company with respect to commitments to purchase Class A units from  the LBHI Parties is due.  Payment for all purchases based on such commitments shall then be delivered on the Valuation Delivery Date + 1 Month, provided that at the election of the Company, all (or any portion of) the payments for purchases based on Employee Commitments may be delivered on a quarterly basis as set forth in Section 8(a)(iii)(B) below.

B.
Payments for purchases based on Employee Commitments which the Company elects to pay quarterly as permitted in Section 8(a)(iii)(A) to be delivered on the following dates: (i) Valuation Delivery Date + 1 Month; and (ii) June 30th, September 30th, and December 31st.

C.	All purchases based on Employee Commitments to be paid with an interest rate of LIBOR + 350 basis points applied from January 1 of the applicable year.

(iv)	Any purchases of additional Class A units in excess of the annual Post-Closing Annual Cap may be made on such terms and at such times as may be agreed between the LBHI Parties and NBSH.

9.	Special Allocation of Income

(a)
The LBHI Parties will receive a special allocation of net income in the Company equal to the dollar amount of the total proceeds received in the applicable calendar year from all purchases and redemptions of Class A units held by the LBHI Parties (which allocation will be appropriately adjusted downward to take into account the LBHI Parties’ capital accounts in the Company for the preceding calendar year), other than those purchases and redemptions pursuant to the initial transactions as set forth in Section 22; provided that (i) (A) the Company has received on the Closing date a “should” level opinion issued by the Company’s outside tax counsel and addressed to the Company regarding this special allocation of income methodology, in a form reviewed in advance by the LBHI Parties and reasonably acceptable to the Company and (B) an updated “should” level opinion shall be prepared and delivered to the Company each year and made available for review by the LBHI Parties, and such updated opinion shall address changes, if any, in the Internal Revenue Code or its interpretation by applicable governmental authorities (such

_________________________________
2 Application to pre-emptive right purchases in Section 11 to be discussed between the parties.

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updated opinion to be prepared by the same outside tax counsel or another reputable, nationally recognized, tax counsel) and (ii) the Company has provided confirmation each year that its tax preparer will sign the Company’s tax returns that include the special allocation of income methodology.

(b)
The Company will reimburse the LBHI Parties for any increase in state and local tax liability (including interest and penalties) (i) “directly” associated with the specially allocated income and (ii) incurred as a result of the special allocation that is caused “indirectly” as a result of other assets/investments held by LBHI and its subsidiaries in the applicable jurisdiction subject to an aggregate cap, in the case of this clause (ii), of $35 million.

(c)	The Company will prepare K-1’s and file tax returns and related information returns in accordance with the tax opinion and any updates thereto delivered pursuant to Section 9(a).

(d)
Tax related payments shall be made to the LBHI Parties and NBSH if the special allocation methodology is overturned or reversed, in an amount sufficient to indemnify each of the LBHI Parties and NBSH for any additional taxes (including interest and penalties) such party must pay as a result of the overturning or reversal of the special allocation methodology (where the reallocation of income arising from the overturning or reversing of the special allocation shall take into account the ownership split in the tax year being modified, e.g., reversal of 2012 special allocation in 2014 will presumably result in reallocations of income based on 2012 ownership).

(e)
Each of the LBHI Parties and NBSH must provide the Company and each other appropriate tax records and other supporting documents to substantiate any indemnification or other tax payments (e.g., substantiation of increased state and local tax liability or increased U.S. federal tax liability (including interest and penalties)).

10.	Future Exit

(a)	The Company shall use reasonable commercial efforts to be rated, and to continue to be rated, by S&P and Moody’s (together, the “Agencies”).

(b)
If, at any time after December 31, 2015, (i) the Company carries investment grade ratings from the Agencies, or an investment grade rating from one Agency if only one of the Agencies provides a rating to the Company at such time or (ii) the Company has incurred Debt (as defined in Appendix 1) other than Permitted Debt (as defined below) and has a ratio of original Debt (i.e., the New Debt issued at Closing) to EBITDA in the last 12 months of less than 2.5 (such ratio, the “Triggering Debt Ratio Test”), then, in either case, the Company will be required to repurchase the LBHI Parties’ remaining equity within 15 months, but in no case later than April 1, 2018 (the earlier date, the “Payment Date”) at the most recent Agreed Valuation as of the repurchase date; provided, however, that the Specified Discount shall be 0%.

(i)
If full payment is not made by the Payment Date, the LBHI Parties will have right to exercise demand registration rights to cause the Company to monetize the remaining interest of the LBHI Parties in the Company via a public offering within six months from such notice.

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(ii)
If the Payment Date is on or prior to 6 months after the previous Valuation Delivery Date, the purchase price for the LBHI  Parties’ equity shall accrue interest at LIBOR + 350 basis points from January 1 to the Payment Date.

(iii)
If the Payment Date is more than 6 months after the previous Valuation Delivery Date, the purchase price for the LBHI  Parties’ equity shall accrue interest at the following rates: (i) LIBOR + 350 basis points from January 1 to the date that is 6 months after the Valuation Delivery Date; (ii) LIBOR + 450 for the 7th month after the Valuation Delivery date, with monthly increases of 25 basis points thereafter.

(iv)
For the avoidance of doubt, if at any point after December 31, 2015 the Company is or becomes investment grade or satisfies the Triggering Debt Ratio Test, the Company may still make its annual purchases based on the December 31, 2015 valuation with the Specified Discount of 20% up to the Post-Closing Annual Cap.  All equity purchases thereafter will be at a Specified Discount of 0%.

(c)
If by September 30, 2017 the Company has not become investment grade or satisfied the Triggering Debt Ratio Test and the Company (i) has not exhausted the Post-Closing Annual Cap for annual purchases made during 2017, it may make an additional one-time commitment on that date to make additional purchases by December 29, 2017 at the Agreed Valuation as of December 31, 2016 (with interest accruing at LIBOR + 350  basis points from January 1, 2017) with the Specified Discount being 20% for purchases up to the Post-Closing Annual Cap and 0% for purchases above the Post-Closing Annual Cap, or (ii) has exhausted the Post-Closing Annual Cap for annual purchases made during 2017, it may make an additional one-time commitment on that date to make additional purchases by December 29, 2017 at the Agreed Valuation as of December 31, 2016 (with interest accruing at LIBOR + 350 basis points from January 1, 2017 on amounts being purchased) with the Specified Discount being 0%.

(d)
In the event the LBHI Parties own any equity in the Company on December 31, 2017, then the Company will be required to repurchase the LBHI Parties’ remaining equity by April 1, 2018 at the Agreed Valuation as of December 31, 2017 with the Specified Discount being 0% (which valuation reports are to be delivered by March 31, 2018).  If full payment is not made by such date, the LBHI Parties shall have demand registration rights to cause the Company to monetize the LBHI Parties’ remaining stake via a public offering within six months from such notice.

(e)
“Permitted Debt” means (i) Debt to refinance the then-existing principal amount of New Debt issued at Closing, (ii) Debt to finance the purchase of 100% of the remaining Class A units (it being understood that this provision is subject to the Post-Closing Annual Cap and thus would only be applicable when 25% or less of the equity held by the LBHI Parties immediately after the Closing (taking into account any purchases and commitments of Class A units made in connection with the Closing based upon the Initial Valuation) remains outstanding, or in the case where the Specified Discount is 0% after December 31, 2015), which proceeds of such Debt must be immediately remitted to purchase the LBHI Parties’ equity, (iii) Debt existing on the Closing date (including any draw-downs over the life of the revolving credit facility), (iv) Debt incurred with the approval of the LBHI Parties, (v) for the avoidance of doubt, any interest accruing on additional purchases of equity from the LBHI Parties to be made by December 29, 2017 as provided in Section 10(d), (vi) Debt up to an aggregate of $40 million for the specific purpose of undertaking improvements to the Company’s real estate facilities, and (vii)

7

other Debt not covered by the foregoing clauses (i) through (vi) up to an aggregate of $15 million (provided that, if greater than $15 million, Debt incurred pursuant to this clause (vii) shall not be treated as Permitted Debt for purposes of clause (ii) of Section 10(b)).

11.	Exit for Preemptive Rights Purchases

(a)
Notwithstanding Section 10, the following shall apply to equity in the Company purchased by the LBHI  Parties pursuant to the exercise of pre-emptive rights as contemplated by Appendix 1 (such purchases, the “Preemptive Rights Issuances”):

(i)
The Company shall use its commercially reasonable efforts to purchase Preemptive Rights Issuances occurring within three years from Closing in equal annual amounts, in addition to the other annual purchases.

(ii)
The Company shall use its commercially reasonable efforts to purchase Preemptive Rights Issuances occurring after the third anniversary of the Closing by no later than the earlier of (i) one year from the date that the LBHI Parties no longer own any equity in the Company other than the Preemptive Rights Issuances, and (ii) April 1, 2018 (the earlier date, the “End Date”).  Such purchases shall be made in equal annual amounts from the issuance date through the date by which the purchases must be made in accordance with the immediately preceding sentence.

(iii)	Any Preemptive Rights Issuances will be purchased by the Company at the then-applicable Agreed Valuation with the then-applicable Specified Discount (as specified above under “Future Exit”).

(iv)
Any failure by the Company to purchase any Preemptive Rights Issuances (whether or not included as part of the annual purchases) shall not give rise to any registration obligation on the part of the Company or trigger any of the registration rights provisions under “Future Exit” (for the avoidance of doubt, the LBHI Parties may pursue legal remedies to enforce payment by the deadline specified above, but only if the Company has not used its commercially reasonable efforts to purchase any Preemptive Rights Issuances).

(v)
For purposes of this Section 11 only, “Commercially Reasonable Efforts” is to be defined to include use of commercially reasonable efforts by the Company to execute draw downs of available capacity under lending facilities, issuances of debt and equity securities; provided that if Preemptive Rights Issuances remain outstanding after the End Date, notwithstanding such commercially reasonable efforts, the LBHI Parties shall have the option of converting remaining equity in the Company into a subordinated note (without any contractual transfer restrictions such that it is freely assignable to a third party buyer) to pay interest at the then highest interest paying tranche of the Company’s funded indebtedness + 200 basis points, to increase by an additional 200 basis points annually until fully paid off, with interest accruing from the End Date and payable quarterly in cash.

12.	Governance / Other

(a)	LBHI Parties’ governance rights will be revised with the decrease in equity ownership by the LBHI Parties (see Appendix 1 for detail).

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(b)
The terms of the New Debt shall not conflict with, and shall be consistent with, (i) the terms of this Summary of Transaction Terms or their operation and (ii) the Ancillary Term Sheet agreed between LBHI and the Company on or about November [8], 2011, in each case, unless otherwise mutually agreed to by the LBHI Parties and the Company.

(c)
The LBHI Parties will have the registration rights as set forth in Sections 10 and 11 above, including a covenant by the Company to be fully prepared to facilitate an initial public offering (“IPO”) in accordance with the registration rights.

(d)
The Board will determine the appropriate entity to become the public registrant to issue equity in an IPO process.  Currently the Company may use NBSH to issue equity in an IPO process but for tax, accounting or other reasons may later choose to create an alternative structure and create a new holding company between NBSH and the Company or another structure as part of the IPO process.  NBSH has audited financials since May, 2009 and will be the default entity to issue equity, unless the Board determines another structure would more appropriate.  All of the LBHI Parties’ registration rights will apply to the public registrant which is selected for an IPO.  Any IPO must result in the public registrant paying cash and/or the common equity issued by the IPO vehicle in exchange for all of the LBHI Parties’ equity at the Company and any lock-ups relating to any registration statement will not exceed 180 days.  Unless permitted under accounting rules, the LBHI Parties may not swap common units in the Company for new equity in NBSH or another entity which is the public registrant prior to the IPO process.

(e)
The LBHI Parties shall have customary information rights, including rights to receive annual consolidated NBSH audited financials, quarterly unaudited financials, budgets, tax information and any information or other reporting provided to lenders.

(f)	The LBHI Parties shall have the right to transfer Class A units provided that transferees agree to be bound by the transfer rights under the existing LLC Agreement.

13.	Deal Consummation

(a)	The transactions contemplated by this Summary of Transaction Terms are subject to, among other conditions, approval by the Bankruptcy Court.

(b)	The Closing must occur no later than June 30, 2012, or as may be extended at the sole discretion of the LBHI Parties.

(c)	This Summary of Transaction Terms does not create any binding obligations whatsoever on the Company, NBSH, or the LBHI Parties, and no party should act in reliance upon its terms.

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APPENDIX 1

LBHI GOVERNANCE RIGHTS WITH DECREASING EQUITY OWNERSHIP

Set forth below are (1) modifications, if any, of the LBHI Parties’ governance and certain other related rights under the LLC Agreement upon the Closing and after the Closing as the LBHI Parties’ percentage ownership of the outstanding common units in the Company continue to decrease pursuant to the transactions contemplated in this Summary of Transaction Terms and (2) the level of the LBHI Parties’ percentage ownership of the outstanding common units of the Company upon which such rights would be eliminated or modified.

1.	The LBHI Parties have the following rights prior to the Closing, but such rights will be eliminated upon the Closing (subject to the limitations set forth herein):

(a)	Appointment of CEO: consent right over the appointment of a new CEO will be eliminated.

(b)
Size of the Board: consent right over any increase or decrease in the authorized size of the Board will be eliminated (provided that independent directors shall maintain at all times at least a 2/7 representation ratio).

(c)
Equity Issuances: consent right over (i) all third-party equity issuances and (ii) employee equity issuances up to the Annual Approved Basket (as defined below) and at a value no less than the Minimum Employee Issuance Value (as defined below) will be eliminated.

(d)
Debt Incurrence: upon the Closing, the LBHI Parties will not have a consent right for any indebtedness for borrowed money, guarantees thereof and liens related thereto (collectively, “Debt”) except when the covenants or other requirements of such other Debt would restrict the Company from making any required ECF purchase of Class A units from the LBHI Parties or would modify the ECF calculation methodology with respect to mandatory repurchases under the transaction financing documents in a manner that is adverse to the LBHI Parties, in each case as described in this Summary of Transaction Terms.  The Board must approve all Debt.

(e)	Material Acquisitions:

(i)
Consent right over dispositions, leases and capital expenditures will be eliminated.  The consent right over acquisitions will be eliminated to the extent that the purchase price or prices for acquisitions and joint ventures for any calendar year equal in the aggregate to 10% or less of the NB Enterprise Value (defined as the Standard Valuation (as defined below) (without applying the Specified Discount) for the purposes of this Section 1(e) and Section 1(f)).  The consent right over any acquisition or joint venture for any calendar year which is not permitted by the preceding sentence will also be eliminated if (x) after giving effect to pro forma cash flow requirements after such transactions, the Company’s projected ECF amount available for the next purchase of the LBHI Parties’ Class A units pursuant to Section 7(d) of this Summary of Transaction Terms will not be lower than it would have been if the transaction had not occurred, or (y) in the case where the condition in the foregoing clause (x) is not met, the LBHI Parties are given the opportunity to elect within 10 business days after receiving notice of the signing of the transaction, to have the Valuation Agents value the transactions/assets purchased at the purchase price plus transaction costs for the two years following the consummation of the transaction.  If the LBHI Parties do not make such election, then the Valuation Agents will value the transactions/assets purchased using the valuation methodologies set forth in this Summary of Transaction Terms.

(ii)
Any material acquisitions, as well as material dispositions, leases, and capital expenditures, must be approved by Board and must be at arms length with an unrelated third party.  Leases and capital expenditures may be approved via Board approval of the budget.

(iii)
Acquisitions entered into with the consent of the LBHI Parties shall not count towards the 10% basket described in Section 1(e)(i) and shall not be subject to the restrictions described in Section 1(e)(i)

(f)	Joint Ventures.

(i)
Consent right over the establishment, investment or participation in or loan of money or equipment to, any partnership or joint venture will be eliminated to the extent that joint ventures, together with acquisitions, for any calendar year equal in the aggregate to 10% or less of the NB Enterprise Value (defined as the Standard Valuation (without applying the Specified Discount) for the purposes of Section 1(e) and this Section 1(f)).  The consent right over joint ventures for any calendar year which is not permitted by the preceding sentence will be eliminated if (x) after giving effect to pro forma cash flow requirements after such transactions, the Company’s projected ECF amount available for the next purchase of the LBHI Parties’ Class A units pursuant to Section 7(d) of this Summary of Transaction Terms will not be lower than it would have been if the transaction had not occurred, or (y)  in the case where the condition in the foregoing clause (x) is not met, the LBHI Parties are given the opportunity to elect within 10 business days after receiving notice of the signing of the transaction, to have the Valuation Agents value the transactions/assets purchased at the purchase price plus transaction costs for the two years following the consummation of the transaction.  If the LBHI Parties do not make such election, then the Valuation Agents will value the transactions/assets purchased using the valuation methodologies set forth in this Summary of Transaction Terms.

(ii)	Any joint ventures must be approved by Board and must be at arms length with an unrelated third party.

(iii)
Joint ventures entered into with the consent of the LBHI Parties shall not count towards the 10% basket described in Section 1(f)(i) and shall not be subject to the restrictions described in Section 1(f)(i).

(g)
Sale, Merger or Reorganization: consent right over any reorganization, consolidation, merger, sale of all or substantially all the assets, or other change of control transaction of the Company or any of its subsidiaries with another entity, will be eliminated provided that:

(i)
any such transaction occurring within two years from Closing will result in (A) NBSH having drag-along rights at the (1) transaction price, or (2) at the election of the LBHI Parties to be made within 10 business days after the LBHI Parties receive notice of the signing of the transaction, the Agreed Valuation assuming a Specified Discount of 0% as of the last day of the quarter preceding the signing of the transaction, and (B) the LBHI Parties having tag-along rights at the transaction price;

(ii)
any such transaction occurring between the second and fourth years after Closing will result in (A) NBSH having drag-along rights at the (1) transaction price, or (2) at the election of the LBHI Parties to be made within 10 business days after the LBHI Parties receive notice of the signing of the transaction, the Agreed Valuation as of the last day of the quarter preceding the signing of the transaction (assuming the Specified Discount as of the signing of the transaction) and (B) the LBHI Parties having tag-along rights at the transaction price; and

2

(iii)
any such transaction occurring more than four years after the Closing (or occurring at any time after the closing with the consent of the LBHI Parties) will result in (A) NBSH having drag-along rights at the transaction price, and (B) the LBHI Parties having tag-along rights at the transaction price.

2.
The LBHI Parties have the following rights prior to the Closing but such rights will be modified upon the LBHI Parties owning less than 15.0% and then less than 5.0% of all outstanding common units in the Company at the time:

(a)
Board seats: prior to the Closing, the LBHI Parties are entitled to appoint two members to the Board and are entitled to have one of its directors appointed to all major committees.  Upon the LBHI Parties owning less than 15.0% of all outstanding common units of the Company, the LBHI Parties will only be entitled to appoint one member to the Board and the director may only be appointed to the Audit Committee.  Upon the LBHI Parties owning less than 5.0% of all outstanding common units of the Company, the LBHI Parties will only be entitled to appoint one member to the Board.

3.
The LBHI Parties have the following rights prior to the Closing but such rights will be eliminated upon the LBHI Parties owning less than 7.5% of all outstanding common units in the Company at the time:

(a)	Adverse tax actions: consent right over the undertaking of any tax action which would reasonably be expected to have an adverse effect on a Class A member of the Company will be eliminated.

4.	The LBHI Parties have the following rights prior to the Closing and such rights will not be eliminated until the LBHI Parties no longer hold any common units in the Company:

(a)
Transfers by NBSH: Equity holders of NBSH are prohibited from transferring their equity in NBSH (other than pursuant to a permitted change of control transaction), provided, that, in addition to any existing permitted transfer rights, NBSH equity holders will be permitted to transfer equity to (i)  any family member for tax/estate planning purposes or (ii) to other NBSH equity holders.

(b)
Dividends/Distributions: consent right over the declaration and/or payment of any dividends or any distributions will not be eliminated upon Closing, but the LBHI Parties will not have consent rights  in relation to (i) tax distributions, (ii) distributions to consummate permitted repurchases of former employee or LBHI Parties’ Class A units, or (iii) pro rata distributions from ECF in any annual period where the maximum amount (i.e., up to the Post-Closing Annual Cap) of Class A units have been purchased from the LBHI Parties at the Agreed Valuation.

(c)	Liquidation, dissolution or winding up1: consent right over the liquidation, dissolution or winding up of the Company.-

(d)
Information necessary for the LBHI Parties to prepare its tax returns: The Board must cause the Company to deliver to the LBHI Parties within 90 days of the end of a fiscal year information with respect to the Company as may be necessary for the LBHI Parties to prepare their federal, state, and local tax returns (which information may include quarterly estimates in lieu of finalized amounts), with the delivery of final versions of such information as soon as reasonably practicable thereafter but in any event no later than September 10 of the applicable fiscal year for Federal K-1s (or acceptable substitute) and September 30 of the applicable fiscal year for state and local information.

______________________________
1 Appropriate protection of the LBHI Parties’ economic interests in the case of sales of Company assets out of the ordinary course to be provided in definitive documentation.

3

(e)
“Most Favored Nation” protection: In the event that any of the LBHI Parties’ governance rights (other than with respect to Board seats) in existence immediately after the Closing are provided to any other investor in the Company with an ownership level at or below 50% of the LBHI Parties’ then-applicable ownership level, the LBHI Parties shall also be given such rights regardless of the LBHI Parties’ ownership level at that time.

(f)
Certain Transactions: any (i) material affiliate transactions between the Company and NBSH (unless contemplated by the LLC Agreement) or (ii) engagement of advisors or other material expenditures by the Company for the benefit of NBSH will, in each case, be submitted to the Board for approval or approved via Board approval of the budget.

(g)	Pre-emptive Rights: The LBHI Parties have pre-emptive rights on all of the Company’s equity issuances to third parties subject to the exit provisions specified in this Summary of Transaction Terms.

(h)	Employee Equity Issuances.

(i)
Consent right will be eliminated with respect to equity issuances to employees (whether directly or indirectly through back to back issuances for monetary consideration or as compensation, unless such equity issuances are (1) in excess of the Annual Approved Basket (as defined below) or (2) at a value less than the Standard Valuation  including an aggregate discount of 30% (“Minimum Employee Issuance Value”).  The LBHI Parties and the Company will agree on acceptable forms of equity issuance prior to Closing.  For the avoidance of doubt, current forms of equity issuances (i.e., common units, phantom equity and profits interests units) are acceptable subject to confirmatory diligence by the LBHI Parties on all terms and conditions of current forms of equity issuances.  Issuances which are not compliant with the foregoing agreed forms of equity will require the LBHI Parties’ consent.

(ii)
“Annual Approved Basket” shall be the greater of (a) the amount it would cost for the Company to make the maximum purchase of the LBHI Parties’ equity allowed under Closing Cap or the Post-Closing Annual Cap in each year, as the case may be, and, if applicable, 100% of the remaining LBHI Parties’ equity required to be purchased under Section 10 (Future Exit) of this Summary of Transaction Terms, less the ECF used to purchase the LBHI Parties’ equity in that year and (b) 4% of the Company’s revenue for the applicable valuation year (e.g., revenue for 2011 applicable to purchases to be made at the December 31, 2011 valuation) as determined based on actual monthly revenue for January to October of such applicable year and good faith estimate by the Company for November to December of such applicable year.  For the avoidance of doubt, if the Company issues any equity over the Post-Closing Annual Cap in order to make required purchases under Section 10 (Future Exit) of this Summary of Transaction Terms, then such equity must be issued in an amount sufficient to redeem 100% of the remaining Class A units held by the LBHI Parties (with a Specified Discount of 0%) and proceeds from its issuance must be used to repurchase all of the LBHI Parties’ equity.  The Annual Approved Basket shall be calculated annually after receipt of the Agreed Valuation and determination of that year’s ECF equity repurchase amounts in accordance with the terms set forth in this Summary of Transaction Terms.

(iii)	“Standard Valuation” shall mean the valuation delivered in accordance with the LLC Agreement by the valuation agent selected by the Company.

(iv)	All equity issuances must be approved by the Board.

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(v)
There will not be any preemptive rights or consent right on permitted reissuances of securities previously issued to retiring or terminated employees under the LLC Agreement, provided, that (A) in the case of profits interest units with a distribution threshold under the LLC Agreement, the distribution threshold is not less than the Standard Valuation and (B) in the case of common units, the units are issued at or above the Minimum Employee Issuance Value.

(i)
Compensation Approval: The Board will approve, in advance, a specified range of aggregate annual cash and other compensation (including base pay, bonuses, and equity grants).  The Compensation Committee will approve, in advance, the annual cash and other compensation (including base pay, bonuses and equity grants) of the Chief Executive Officer and his direct reports.  At such time as the LBHI Parties are no longer entitled to appoint a director to the Compensation Committee, the Compensation Committee and the independent director(s) of the Compensation Committee must approve the Chief Executive Officer’s compensation and the Chief Executive Officer and the independent director(s) of the Compensation Committee must approve the compensation of the Chief Executive Officer’s direct reports.

(j)	Tag-Along Rights. As described above under “Merger or Reorganization”.

(k)	Information Rights. As described in Section 11(e) of this Summary of Transaction Terms.

5.	Process for exercising consent rights:

(a)
The LBHI Parties shall notify the Company on or prior to the 15th business day after the day that the LBHI Parties receive notice from the Company of the triggering events set forth in this Appendix 1 as to whether the LBHI Parties intend to provide consent to the taking of any of the following actions (where applicable given the LBHI Parties’ percentage ownership in the Company at the time of the notice and the limitations set forth herein):

(i)	incurring Debt (as described in Section 1(d));

(ii)	entering into material acquisitions (as described in Section 1(e));

(iii)	entering into joint ventures (as described in Section 1(f));

(iv)	entering into a sale, merger or reorganization (as described in Section 1(g));

(v)	undertaking adverse tax actions (as described in Section 3(a));

(vi)	declaring or paying dividends/distributions (as described in Section 4(b)); and

(vii)	approving the liquidation, dissolution or winding up of the Company (as described in Section 4(c)).

(b)	If the LBHI Parties do not timely notify the Company of its intent with respect to an action, then the LBHI Parties will be deemed to have approved such action.

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UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK	x
:
In re	:	Chapter 11 Case No.
:
LEHMAN BROTHERS HOLDINGS INC., et al.,	:	08-13555 (JMP)
:
Debtors.	:	(Jointly Administered)
x

ORDER PURSUANT TO SECTIONS 105 AND 363 OF THE
BANKRUPTCY CODE AUTHORIZING THE MONETIZATION
OF EQUITY INTERESTS IN NEUBERGER BERMAN GROUP LLC

Upon the motion, dated November 9, 2011 (the “Motion”),1 of Lehman Brothers Holdings Inc. and its affiliated debtors in the above referenced chapter 11 cases, as debtors and debtors in possession (collectively, the “Debtors”), pursuant to sections 105 and 363 of the Bankruptcy Code and Bankruptcy Rule 6004, for authorization to monetize the equity interests in Neuberger Berman Group LLC, as more fully described in the Motion; and the Court having jurisdiction to consider the Motion and the relief requested therein in accordance with 28 U.S.C. §§ 157 and 1334 and the Standing Order M-61 Referring to Bankruptcy Judges for the Southern District of New York Any and All Proceedings Under Title 11, dated July 10, 1984 (Ward, Acting C.J.); and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b); and venue being proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion having been provided in accordance with the procedures set forth in the second amended order entered June 17, 2010 governing case management and administrative procedures (ECF No. 9635); and a reasonable opportunity to object or be heard regarding the Motion having been afforded to all such parties; and it appearing that no other or further notice need be provided; and the Court having found and determined that the relief

___________________________
1 Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Motion.

sought in the Motion is in the best interests of the Debtors, their estates, and their creditors and that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and after due deliberation and sufficient cause appearing therefor, it is hereby:
ORDERED that the Motion is GRANTED; and it is further
ORDERED that, pursuant to sections 105 and 363 of the Bankruptcy Code and Bankruptcy Rule 6004, the Debtors are authorized to take all actions contemplated by the Term Sheet attached hereto as Exhibit A; and it is further
ORDERED that, pursuant to section 363(f) of the Bankruptcy Code, the Debtors’ right, title, and interest in any Equity Interests sold in accordance with the Term Sheet shall be sold free and clear of any and all liens, claims, and encumbrances; and it is further
ORDERED that NBG will be a good faith purchaser and is granted the protections provided to a good faith purchaser under section 363(m) of the Bankruptcy Code and consummation of the redemptions or sales of the Equity Interests shall not be affected by reversal or modification on any appeal of this Order; and it is further
ORDERED that the Debtors are authorized to, and authorized to cause their non-Debtor affiliates to, (i) provide any consents in respect of, perform all obligations and enter into any agreements contemplated by the Term Sheet, and (ii) execute such other documents and take such other actions as may be necessary or appropriate to effectuate the Term Sheet and the transactions contemplated thereunder or the provisions of this Order; and it is further

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ORDERED that the Term Sheet and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto, in accordance with the terms thereof, without further order of the Court; provided that any such modification, amendment or supplement does not have a material adverse effect on the Debtors’ estates; provided further that Court approval shall be required for any such modification, amendment or supplement that does have a material adverse effect on the Debtors’ estates; and it is further
ORDERED that any stay imposed by Bankruptcy Rule 6004(h) is hereby waived and this Order shall be immediately effective and enforceable; and it is further
ORDERED that this Court shall retain jurisdiction with respect to all matters arising from or related to the interpretation or implementation of this Order.
Dated:  _________ __, 2011
New York, New York

___________________________________
UNITED STATES BANKRUPTCY JUDGE

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